Exhibit 10.15

MATADOR RESOURCES COMPANY

2003 STOCK AND INCENTIVE PLAN

ARTICLE 1. GENERAL

Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Matador Resources Company, a Texas corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees, directors, officers, consultants and advisors for the Company and its Subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of (i) Options to purchase shares of Common Stock (which Options may be Incentive Stock Options or Nonqualified Stock Options); (ii) shares of Restricted Stock; and (iii) Performance Awards.

Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of Options, Restricted Stock, Performance Awards or any combination of the foregoing.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the company or an affiliate becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) The Board ceases to consist of a majority of Continuing Directors; where “Continuing Director” shall mean a member of the Board who either (y) is a member of the Board on the effective date of the Plan, or (z) is nominated, appointed, or approved (following nomination by the Company’s shareholders), to serve as a Director by a majority of the then Continuing Directors;

(iii) The shareholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger holding (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; or

(iv) Without limiting the generality of (iii) (A), the shareholders of the Company accept a share exchange, with the result that holders of the Company’s voting securities immediately before such share exchange do not hold, immediately following such share exchange, the total voting securities of the surviving entity owned by such shareholders in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of at least two members of the Board. If it is intended that the Committee satisfy the requirements of Rule 16b-3 under the 1934 Act and Section 162(m) of the Code, then all of the members of the Committee, at the time of service on the Committee hereunder, should be “Non-Employee Directors,” as defined in Rule 16b-3(b)(3) under the 1934 Act and “Outside Directors,” as defined in Treasury Regulation Section 162-27(e)(3), under the Code. If no Committee has been designated to administer the Plan, references to the Committee shall be deemed to be references to the Board, whose members shall not be required to meet the qualifications of this definition. In all events the Committee shall include such members of the Board that are required for the Company to comply with any contractual commitments or obligations it may have.

(f) “Date of Grant” means the date on which the Committee takes formal action to grant an Award to an Eligible Person.

(g) “Date of Termination” of a Participant means (a) for a Participant that is an employee, the first day occurring on or after the date on which a Participant is granted an Award on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided, that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; further, provided, that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer; and further, provided, that if, as a result of a sale or other transaction, the Participant’s employer ceases to be the Company or a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the

Participant being discharged by the employer; or (b) for a Participant that is a director, advisor or consultant, the first day occurring on or after the date on which the Participant is granted an Award on which the Participant is not serving in that capacity for the Company or any Subsidiary, regardless of the reason for the termination of service.

(h) “Director” means a member of the Board.

(i) “Disability” means mental or physical disability as determined by a medical doctor satisfactory to the Committee.

(j) “Eligible Person” means an employee, director, officer, consultant or advisor of the Company or a Subsidiary.

(k) “Fair Market Value” of a Share on the date of reference means the Closing Price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For purposes of this Plan, the “Closing Price” of the Shares on any business day shall be: (a) if the Shares are listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last reported sale price of Common Stock on such exchange or system, as reported in any newspaper of general circulation; (b) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Shares on such system; (c) if neither clause (a) nor (b) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the ten preceding days; or, (d) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sale price of the Shares for such day and on such system. If any of the conditions in (a) through (d) do not apply, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Incentive Stock Option” means an option that is an incentive stock option as defined in Section 422 of the Code.

(m) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(n) “Nonqualified Stock Option” means an option that is not an Incentive Stock Option.

(o) “Option” means any option granted under this Plan.

(p) “Optionee” means a person with respect to whom a stock option is in effect under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(q) “Participant” means a person with respect to whom an Award is in effect under the Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(r) “Performance Award” means an Award granted pursuant to Article IV.

(s) “Performance Measures” means the objective goals established by the Committee pursuant to Section 4.1(b).

(t) “Performance Period” means the period over which the performance of a holder of a Performance Award is measured.

(u) “Plan” means this Matador Resources Company 2003 Stock and Incentive Plan.

(v) “Restricted Stock” means Shares subject to restrictions imposed by the Committee.

(w) “Restricted Stock Award” means an award of Restricted Stock granted pursuant to Article III.

(x) “Share” means a share of the Class A common stock, par value one cent ($0.01) per share, of the Company.

(y) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 1.3. Total Shares and Limitations. The maximum number of Shares that may be issued under the Plan shall be 425,972, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, or the Award is paid in cash in lieu of Shares, such Award shall not count against the above limit and shall again become available for grants under the Plan. Shares equal in number to the Shares surrendered in payment of the option price of an Option and Shares that are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limits.

Section 1.4. Awards Under the Plan.

(a) Only Eligible Persons may receive awards under the Plan. Awards to Eligible Persons may be in the form of (i) Options; (ii) shares of Restricted Stock; (iii) Performance Awards (payable in Shares, in cash, or both); or (iv) any combination of the foregoing. No Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

(b) Each Award shall be evidenced by an agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

ARTICLE II. STOCK OPTIONS

Section 2.1. Grant of Options. The Committee may from time to time grant Options to Eligible Persons. Options may be Incentive Stock Options or Nonqualified Stock Options as designated by the Committee on the Date of Grant. If no such designation is made by the Committee for an Option, the Option shall be a Nonqualified Stock Option. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

Section 2.2. Exercise Price. The exercise price per Share for any Option shall be determined by the Committee, but, in the case of an Incentive Stock Option, shall not be less than (i) the Fair Market Value on the Date of Grant and (ii) 110% of the Fair Market Value on the Date of Grant if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Section 2.3. Term of Option. The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, if the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the Option shall not exceed five years from the Date of Grant. Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

Section 2.4. Vesting. Options shall be exercisable at such times and subject to such terms and conditions as the Committee shall specify in the option agreement. Unless the Option agreement specifies otherwise, the Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of any Option. Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the option agreement, upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

Section 2.5. Termination of Options.

(a) Except as otherwise provided in the option agreement, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

(i) thirty (30) days after the Date of Termination for the Optionee for any reason other than (x) death, (y) Disability or (z) termination for cause;

(ii) one (1) year after the Date of Termination for the Optionee as a result of a Disability;

(iii) either (y) one (1) year after the death of Optionee or (z) six (6) months after the death of Optionee if Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

(iv) the Date of Termination for the Optionee as a result of a termination for Cause; and

(v) the tenth anniversary of the Date of Grant of the Option.

(b) The portion of an Option that is not exercisable shall automatically and without notice terminate on the Date of Termination of the Optionee.

(c) For all purposes hereof, “Cause” shall mean either (w) conviction of (A) a felony or (B) any crime involving moral turpitude; (x) the failure of the Participant to comply with reasonable and lawful directions of the Board or officers of the Company; or (y) the good faith determination by the Board in the exercise of its reasonable judgment that the Participant has committed an act or acts in the course of his employment constituting fraud or misappropriation of Company property.

Section 2.6. Exercise of Options. An Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.4 and the option agreement. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair

Market Value on the date received by the Company. The Committee, in its sole discretion and on such terms as it may determine and in accordance with applicable law, may cause the Company to loan money to the Optionee, to guarantee a loan to the Optionee, or otherwise to assist the Optionee to obtain the necessary cash to exercise all, or a portion of, an Option granted hereunder, or to pay any tax liability of the Optionee attributable to such exercise.

Section 2.7. Corporate Transactions.

(a) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

(b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.8. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to any Option unless and until certificates representing such Shares shall have been issued and delivered to such person.

ARTICLE III. RESTRICTED STOCK

Section 3.1. Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to Eligible Persons.

Section 3.2. Terms and Conditions of Restricted Stock Awards. Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, the date or dates on which the Restricted Stock will vest and any other terms and conditions that the Committee may determine.

Section 3.3. Restrictions on Transfer. Unless otherwise provided in the grant relating to a Restricted Stock Award, stock certificates representing the Restricted Stock granted to a Participant shall be registered in the Participant’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event that a Date of Termination occurs with respect to a Participant before all the Participant’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award agreement, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant with respect to such forfeited Shares shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all restrictions.

Section 3.4. Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant specifies otherwise:

(a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

(b) all shares of Restricted Stock shall vest upon a Change in Control of the Company.

Section 3.5. Section 83(b) Election. If a Participant receives Restricted Stock (or, without limitation, a Performance Award in Shares) that is subject to a “substantial risk of forfeiture,” such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

ARTICLE IV. PERFORMANCE AWARDS

Section 4.1. Terms and Conditions of Performance Awards. The Committee, subject to limitations of Section 1.3(b), may from time to time grant Awards that are intended to be “performance-based compensation,” which are payable in Shares, cash or a combination thereof, at the discretion of the Committee.

(a) Performance Period. The Committee shall establish a Performance Period for each Performance Award at the time such Performance Award is granted. A Performance Period may overlap with Performance Periods relating to other Performance Awards granted hereunder to the same Participant.

(b) Performance Objectives. The Committee shall establish performance goals for each Participant at the time of grant of each Performance Award. Each Performance Award shall be contingent upon the achievement of the Performance Measures established by the Committee. Performance Measures shall be based on any one or more of earnings, cash flow, economic value added, shareholder return or value, return on equity, return on capital, return on assets, revenues, operating profit, EBITDA, net profit, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit or operating margins, working capital or other comparable objective tests selected by the Committee, for the Company on a consolidated basis or, if applicable, for one or more Subsidiaries, divisions, departments or other units of the Company.

(c) Amount; Frequency of Vesting. The Committee shall determine the maximum value and date(s) of vesting of a Performance Award at the time of grant of such Performance Award.

(d) Payment. Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such Performance Period, as determined by the Committee. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain such objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect. The Committee shall review all relevant data and shall expressly determine in writing if, and to what extent, the Performance Measures were achieved during the Performance Period, and no Performance Award payments will be made except as expressly determined by the Committee.

(e) Termination of Employment. Unless otherwise provided in the Performance Award, where the Performance Measure(s) is achieved, a Participant who receives a Performance Award, if a Date of Termination occurs for the Participant as a result of the Participant’s death or Disability before the end of the applicable Performance Period, shall be entitled to receive the portion of the Performance Award that is proportional to the portion of the Performance Period prior to the Date of Termination, with payment to be made following the end of the Performance Period. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award, if a Date of Termination occurs for the Participant for any reason other than death or Disability, shall not be entitled to any part of the Performance Award.

(f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate vesting of the Performance Award or otherwise waive or amend any conditions (including, but not limited to, Performance Measures) in respect of a Performance Award, and (ii) all Performance Awards shall vest upon a Change in Control of the Company. In addition, unless a Performance Award specifies otherwise, each Participant shall receive the portion of the maximum Performance Award that the Participant could have earned that is proportional to the portion of the Performance Period ending on the date of the Change in Control.

(g) Shareholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a shareholder.

ARTICLE V. ADDITIONAL PROVISIONS

Section 5.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan, to establish performance criteria in respect of Awards under the Plan, to determine whether Plan requirements have been met for any Participant in the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Participants. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 5.2 Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any similar capital adjustment or the payment of any stock dividend, any Share repurchase at a price in excess of the market price of the Shares at the time such repurchase is announced or other increase or decrease in the number of the Shares, the Committee shall make appropriate adjustment in the number and kind of Shares (hereunder, such new equity interests (if any) referred to as Shares) authorized by the Plan (including the numbers of Shares specified in Section 1.3(a) and (b)), in the number, price or kind of Shares covered by the Awards and in any outstanding Awards under the Plan. In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

Section 5.3. Amendment.

(a) The Board may amend or modify the Plan in any respect at any time. Such action shall not impair any of the rights of any Participant with respect to any Award outstanding on the date of the amendment or modification without the Participant’s written consent.

(b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is not inconsistent with the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant.

Section 5.4. Transferability of Awards. An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. So long as a Participant lives, only such Participant or his or her guardian or legal representative shall have the right to exercise such Award.

Section 5.5. Beneficiary. A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Award(s) that become deliverable to the Participant pursuant to the Plan after the Participant’s death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 5.6. Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the agreements evidencing Awards and provisions with respect to termination of employment) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 5.7. Duration and Termination. The Plan shall be of unlimited duration, provided that no Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of its effective date. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 5.8. Withholding. Without limitation, on the date an Award is taken into a Participant’s income, the Company shall have the right to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company’s resulting federal, state, and local withholding and employment tax requirements with respect to such Award. With the consent of the Committee, or as expressly provided under the terms of the Award, a Participant may make an irrevocable election to (a) have shares of Stock otherwise issuable thereunder withheld, or (b) tender to the Company shares of Stock then held by the Participant having an aggregate Fair Market Value which is not in excess of the Company’s minimum total federal, state and local income and employment tax withholding obligations associated with the transaction. Such elections, if available, must be made by a Participant on or prior to the tax date.

Section 5.9. Severability. If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

Section 5.10. Agreements and Undertakings. As a condition of any issuance or transfer of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Participant to the Company that the Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed on the Share certificates.

Section 5.11. Governing Law. The Plan shall be governed by the laws of the State of Texas except to the extent that federal law is controlling.

Section 5.12. Effective Date. The Plan shall be effective as of October 23, 2003, the date of its adoption by the Board, subject to approval by a majority of the Company’s shareholders represented in person or by proxy at a duly convened meeting on or before the first anniversary of the effective date of the Plan. If the Plan is not so approved by the first anniversary of the effective date of the Plan or, if earlier, the date of a meeting of shareholders of the Company at which the Plan is proposed for approval but is not approved, the Plan and all Awards shall terminate and be null and void ab initio. Notwithstanding any provision of the Plan or any Award, no Award shall be exercisable or shall vest prior to such shareholder approval.

ADOPTED BY THE BOARD:                         October 23, 2003